EXHIBIT (b)

Certification Pursuant to Rule 30a-2(b) under the Investment Company Act of 1940

The undersigned officer of Third Avenue Variable Series Trust (the "Company"), hereby certifies, to the best of his knowledge, that the Company's Report on Form N-CSR for the period ended December 31, 2017 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 14, 2018

/s/ W. James Hall
Name: W. James Hall
Title:   Principal Executive Officer

/s/ Michael A. Buono
Name:  Michael A. Buono
Title:   Principal Financial Officer